                                                                    Exhibit 4.9


--------------------------------------------------------------------------------

                         CITY OF WEIRTON, WEST VIRGINIA


                                      AND

                           WEIRTON STEEL CORPORATION




                         -----------------------------

                                 LOAN AGREEMENT

                         -----------------------------




                          Dated as of November 1, 1989


--------------------------------------------------------------------------------


     The interest of the City of Weirton, West Virginia, in this Loan Agreement (except for rights pursuant to, and amounts payable under, Sections 4.2(b) and (c), 6.2 and 7.4 hereof) has been assigned pursuant to the Indenture of Trust, dated as of the date hereof, from the City of Weirton, West Virginia, to Pittsburgh National Bank, as the Trustee, and is subject to the security interest of Pittsburgh National Bank, as the Trustee.

                                 LOAN AGREEMENT

                               TABLE OF CONTENTS

     (This Table of Contents is not a part of the Loan Agreement and is only for convenience of reference.)

                                                                                       Page

PARTIES......................................................................           1
PREAMBLES ...................................................................           1

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1       Definitions of Terms ......................................           2
SECTION 1.2       Incorporation of Certain Definitions
                  by Reference ..............................................           7

                                   ARTICLE II

                   REPRESENTATIONS, COVENANTS AND WARRANTIES

SECTION 2.1.      Representations, Covenants and
                  Warranties of the Issuer ..................................           8
SECTION 2.2.      Representations, Covenants and
                  Warranties of the Company .................................           8

                                  ARTICLE III

                 ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

SECTION  3.1.     Agreement to Issue Series 1989 Bonds;
                  Application of Bond Proceeds ..............................          10
SECTION  3.2.     Disbursements from the Loan Fund ..........................          10
SECTION  3.3.     Investment of Moneys in the Bond Fund and
                  Loan Fund .................................................          11
SECTION  3.4.     Issuance of Additional Bonds ..............................          11

                                   ARTICLE IV

                        LOAN OF PROCEEDS TO THE COMPANY;

                               PAYMENT PROVISIONS
SECTION 4.1.      Loan of Proceeds ..........................................          13
SECTION 4.2.      Repayment of Loan; Payment of Other Costs
                  and Expenses; Purchase of Bonds ...........................          13



                                      (i)


                                                                                        Page
                                                                                        ----

SECTION  4.3.     Obligations of the Company Hereunder
                  Unconditional .............................................           15
SECTION  4.4.     Assignment to the Trustee .................................           15

                                   ARTICLE V

                               SPECIAL COVENANTS

SECTION  5.1.     Further Assurance and Corrective
                  Instruments ...............................................           16
SECTION  5.2.     Authorized Representatives ................................           16
SECTION  5.3.     Certain Tax Representations and
                  Covenants of the Issuer and the Company....................           16
SECTION  5.4.     Financial Reports .........................................           17
SECTION  5.5.     Limitations on Liens ......................................           17
SECTION  5.6.     Limitations on Sale and Leaseback
                  Transactions ..............................................           20
SECTION  5.7.     When Company May Merge, etc ...............................           20

                                   ARTICLE VI

                   ASSIGNMENT, INDEMNIFICATION AND REDEMPTION

SECTION  6.1.     Assignment of Agreement ...................................           22
SECTION  6.2.     Release and Indemnification ...............................           22
SECTION  6.3.     Redemption of Bonds .......................................           23

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

SECTION  7.1.     Events of Default Defined .................................           24
SECTION  7.2.     Remedies on Default .......................................           25
SECTION  7.3.     No Remedy Exclusive .......................................           25
SECTION  7.4.     Agreement to Pay Attorneys' Fees
                  and Expenses ..............................................           26
SECTION  7.5.     No Additional Waiver Implied by One Waiver ................           26

                                  ARTICLE VIII

                               PREPAYMENT OF LOAN

SECTION 8.1.      Options to Terminate at Any Time ..........................           27
SECTION 8.2.      Relative Position of Options and
                  the Indenture .............................................           28


                                      (ii)


                                                                                        Page
                                                                                        ----

                                   ARTICLE IX

                                 MISCELLANEOUS
SECTION  9.1.     Term of Agreement ................................................    29
SECTION  9.2.     Notices ..........................................................    29
SECTION  9.3.     Binding Effect ...................................................    29
SECTION  9.4.     Severability .....................................................    29
SECTION  9.5.     Amounts Remaining in Bond Fund or
                  Loan Fund ........................................................    29
SECTION  9.6.     Amendments, Changes and Modifications ............................    30
SECTION  9.7.     Execution in Counterparts ........................................    30
SECTION  9.8.     Applicable Law ...................................................    30
SECTION  9.9.     Captions .........................................................    30

TESTIMONIUM ........................................................................    30

SIGNATURES AND SEALS ...............................................................    31






                                     (iii)

     THIS LOAN AGREEMENT, dated as of November 1, 1989 is between the CITY OF WEIRTON, WEST VIRGINIA (the "Issuer"), a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State of West Virginia, and WEIRTON STEEL CORPORATION (the "Company"), a corporation incorporated under the laws of the State of Delaware and qualified to do business in the State of West Virginia.

WITNESSETH :

     WHEREAS, pursuant to and in accordance with the provisions of the Industrial Development and Commercial Development Bond Act, Chapter 13, Article 2C, West Virginia Code, as amended (the "Act"), by Resolution of the City Council of the Issuer, and in furtherance of the purposes of the Act, the Issuer proposes to refund (i) its $14,300,000 Pollution Control Revenue Bonds, Series 1978 (National Steel Corporation Project (the "Series 1978 Bonds") and (ii) its $42,000,000 Floating Rate Polluton Control Revenue Bonds (National Steel Corporation Project) Series 1981 (the "Series 1981 Bonds") (the Series 1978 Bonds and the Series 1981 Bonds being referred to herein collectively as the "Prior Bonds") issued to finance (or refinance) the acquisition, construction and installation of certain pollution control equipment which is presently leased by the Issuer to, or owned by, the Company;

     WHEREAS, the Issuer proposes to finance the refunding of the Prior Bonds by the issuance of its pollution control revenue refunding bonds under an indenture of trust; and

     WHEREAS, the Issuer proposes to loan the proceeds of such bonds to the Company for the purpose of providing moneys with which to refund the Prior Bonds and the Company desires to borrow the proceeds of such bonds from the Issuer for such purpose, all upon the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. DEFINITION OF TERMS. The following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

     "ACT" means The Industrial Development and Commercial Development Bond Act, Chapter 13, Article 2C, West Virginia Code, as amended.

     "ADDITIONAL BONDS" means bonds issued by the Issuer pursuant to Section 3.4 of this Agreement and Section 2.14 of the Indenture in addition to the Series 1989 Bonds.

     "AGREEMENT" means this Loan Agreement, dated as of November 1, 1989, by and between the Issuer and the Company, as the same may be amended from time to time.

     "AUTHORIZED INVESTMENTS" means (i) obligations of the State or the United States of America, (ii) obligations the principal of and interest on which are fully guaranteed by the State or the United States of America, (iii) obligations of any agency of the United States of America which may from time to time be legally purchased by savings banks within the State as an investment of funds belonging to them or under their control, (iv) certificates of deposit issued by, or time deposits with, any bank, trust company or national banking association having a combined capital and surplus of at least $50,000,000 (including the Trustee), (v) repurchase agreements fully collateralized by obligations of the type specified in (i) and (ii) above (including repurchase agreements with the Trustee as seller and repurchaser), (vi) commercial or finance paper of any Person other than the Company or any Related Person, rated P-1 by Moody's Investor's Services, Inc. or A-1 by Standard & Poor's Corporation, or (vii) Eurodollar deposits or other obligations with the London branches of United States or Japanese banks.

     "AUTHORIZED REPRESENTATIVE" means, in the case of the Issuer, the Mayor, the Vice-Mayor or Clerk of the Issuer; in the case of the Company, its president or any vice president, and, in the case of both, such additional persons as, at the time, are designated to act on behalf of the Issuer or the Company, as the case may be, by written certificate furnished to the Trustee, the Issuer or the Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Issuer by the Mayor, the Vice-Mayor or Clerk of the Issuer and (ii) the Company by its president or any vice president.

                                       2.

     "BOND" or "BONDS" means the Series 1989 Bonds and any Additional Bonds, and any Bonds exchanged therefor in accordance with Section 2.09 of the Indenture.

     "BOND COUNSEL" means the firm of Willkie Farr & Gallagher, New York, New York, or any other attorney or firm of attorneys whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

     "BOND FUND" means the fund so designated which is created by Section 4.01 of the Indenture.

     "BONDHOLDER" or "HOLDER" or "OWNER" means the registered owner of any Bond as its name appears in the registration books of the Issuer maintained by the Trustee as Bond Registrar.

     "BOND PAYMENT DATE" means any Interest Payment Date and each date on which principal shall be payable on or with respect to any of the Bonds according to their respective terms so long as any of the Bonds shall be Outstanding.

     "BOND PROCEEDS" means the amount, including accrued interest and premium, if any, paid to the Issuer by the initial purchasers of the Series 1989 Bonds or any Additional Bonds, as the case may be, as the purchase price thereof.

     "BUSINESS DAY" means any day of the week other than a Saturday, Sunday or legal holiday in The City of New York, New York, or the City of Pittsburgh, Pennsylvania, or a day on which banking institutions in The City of New York, New York, or the City of Pittsburgh, Pennsylvania, are authorized by law to close.

     "CAPITAL STOCK" means stock of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association or other business entity in question, even though the right to do so is at the time suspended by reason of the happening of such a contingency.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

     "COMPANY" means (i) Weirton Steel Corporation and its successors and assigns, and (ii) any surviving, resulting or transferee entity.

     "CONDEMNATION" means the taking of title to, or the use of, Property, or transfer in lieu thereof, under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

                                       3.

     "DEBT SERVICE PAYMENT" means, with respect to any Bond Payment Date, whether any such payment shall be due at maturity or upon redemption or acceleration of the Bonds or otherwise, (i) the interest payable on each such Bond Payment Date on all Bonds then Outstanding, plus (ii) the principal, if any, payable on such Bond Payment Date on all such Bonds, plus (iii) the premium, if any, payable on such Bond Payment Date on all such Bonds.

     "EVENT OF DEFAULT" or "DEFAULT" means any Event of Default under this Agreement as specified in and determined by Section 7.1 hereof.

     "GOVERNMENT OBLIGATIONS" means direct general obligations of, or obligations the payment of the principal of and interest on which are fully guaranteed by, the United States of America which are noncallable and which at the time of investment are legal investments under the laws of the State for the money proposed to be invested therein.

     "INDENTURE" means the Indenture of Trust, by and between the Issuer and the Trustee, dated as of November 1, 1989, as the same may be amended or supplemented from time to time.

     "INDEPENDENT COUNSEL" means an attorney or firm of attorneys duly admitted to practice law before the highest court in any state of the United States of America or in the District of Columbia and not a full-time employee of the Issuer, the Company or the Trustee.

     "INTEREST PAYMENT DATE" means each date on which interest shall be payable on any of the Bonds in accordance with their terms.

     "ISSUER" means (i) City of Weirton, West Virginia, and its successors and assigns, and (ii) any public corporation or political subdivision resulting from or surviving any consolidation or merger to which the Issuer or its successors or assigns may be a party.

     "LIEN" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, including, but not limited to, a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or from a lease, consignment or bailment for security purposes.

     "LOAN FUND" means the fund so designated which is created by Section 4.01 of the Indenture.

                                       4.

     "NET PROCEEDS" means, with respect to any of the Bonds, the gross proceeds received from the sale of such Bonds, less all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

     "OUTSTANDING" or "BONDS OUTSTANDING" or "OUTSTANDING BONDS" means as of any date, all Bonds theretofore authenticated and delivered by the Trustee under the Indenture, or any supplement thereto, except: (i) any Bond cancelled by the Trustee because of payment at maturity, whether at its stated maturity or upon call for redemption prior to maturity; (ii) any Bond for the payment of the principal or redemption price of and interest on which moneys or Government Obligations have been deposited with the Trustee on or prior to its date of maturity, whether at its stated maturity or upon call for redemption prior to maturity, other than as part of a defeasance of all the Bonds pursuant to
Article VI of the Indenture; (iii) any Bond deemed to be paid in accordance with
Section 6.02 of the Indenture, except that any such Bond shall be deemed Outstanding until its date of actual payment, whether at its stated maturity or upon call for redemption prior to maturity, solely for the purpose of being exchanged or reregistered; and (iv) any Bond in lieu of or in substitution for which another Bond shall have been authenticated and delivered or which shall have been paid pursuant to Section 2.09 of the Indenture, unless proof satisfactory to the Trustee is presented that any Bond, for which a Bond in lieu of or in substitution therefor shall have been authenticated and delivered, is held by a bona fide purchaser, as that term is defined in Article 8 of the Uniform Commercial Code of the State, as amended, in which case both the Bond so substituted and replaced and the Bond or Bonds authenticated and delivered in lieu thereof or in substitution therefor shall be deemed Outstanding.

     "PAYING AGENT" means the Trustee, acting as paying agent under the Indenture, and any additional paying agent for the Bonds appointed pursuant to
Article VIII of the Indenture, their respective successors and any other corporation which may at any time be substituted in their respective places pursuant to the Indenture.

     "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government, governmental agency, public benefit corporation or any political subdivision thereof.

     "PROJECT" means the pollution control equipment heretofore installed in the Company's steel manufacturing plant, located in the City of Weirton, West Virginia, financed (or refinanced) with the proceeds of the Series 1978 Bonds and Series 1981 Bonds and presently owned by, or leased to, the Company.

                                       5.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     "RELATED PERSON" means any Person constituting a "re1ated person" within the meaning ascribed to such quoted term in Section 144(a)(3) of the Code.

     "SERIES 1978 BONDS" means the Issuer's Pollution Control Revenue Bonds, Series 1978 (National Steel Corporation Project) in the original aggregate principal amount of $14,300,000.

     "SERIES 1978 ESCROW DEPOSIT AGREEMENT" means the Escrow Deposit Agreement, dated as of October 1, 1989, between the Issuer and Mellon Bank, N.A., as the same may be amended from time to time.

     "SERIES 1978 REFUNDING TRUST FUND" means the 1989 Refunding Trust Fund created pursuant to the Series 1978 Escrow Deposit Agreement.

     "SERIES 1981 BONDS" means the Issuer's Floating Rate Pollution Control Revenue Bonds (National Steel Corporation Project) Series 1981 in the original aggregate principal amount of $42,000,000.

     "SERIES 1981 ESCROW DEPOSIT AGREEMENT" means the Escrow Deposit Agreement, dated as of October 1, 1989, between the Issuer and Pittsburgh National Bank, as the same may be amended from time to time.

     "SERIES 1981 REFUNDING TRUST FUND" means the 1989 Refunding Trust Fund created pursuant to the Series 1981 Escrow Deposit Agreement.

     "SERIES 1989 BONDS" means the Issuer's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 in the original aggregate principal amount of $56,300,000.

     "STATE" means the State of West Virginia.

     "SUBSIDIARY" means any corporation more than 50% of whose Capital Stock shall at the time be owned, directly or indirectly, by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     "TREASURY REGULATIONS" means those regulations promulgated by the United States Treasury Department under the Internal Revenue Code of 1954, as amended, as well as any regulations promulgated under the Internal Revenue Code of 1986, as amended.

                                       6.

     "TRUST ESTATE" means all Property which may from time to time be subject to the Lien of the Indenture.

     "TRUSTEE" means Pittsburgh National Bank and its successors as trustee under the Indenture, together with any banking institution resulting from or surviving any consolidation or merger to which it or its successors may be a party and any temporary or successor trustee at the time serving as such thereunder. "Principal Corporate Trust Office" means the principal corporate trust office of the Trustee located at Pittsburgh, Pennsylvania.

     Section 1.2 INCORPORATION OF CERTAIN DEFINITIONS BY REFERENCE. Capitalized terms used in the Agreement and not otherwise defined herein shall have the respective meanings provided therefor in the Indenture.

                               [End of Article I]






                                       7.

                                   ARTICLE II

                   REPRESENTATIONS, COVENANTS AND WARRANTIES

     Section 2.1. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE ISSUER. The Issuer represents that:

     (a) The Issuer is a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State. Under the provisions of the Act, the Issuer is authorized to enter into the transactions contemplated by this Agreement, the Indenture, the Series 1978 Escrow Deposit Agreement and the Series 1981 Escrow Deposit Agreement and to carry out its obligations hereunder. The Issuer has been duly authorized to execute and deliver this Agreement.

     (b) The Series 1978 Bonds and the Series 1981 Bonds were validly issued, are currently outstanding and are not in default.

     (c) The Issuer and the Company heretofore have agreed that the Issuer would refund its Series 1978 Bonds and its Series 1981 Bonds originally issued to finance (or refinance) the cost of acquisition, construction and installation of the Project. The aggregate principal amount of the Series 1978 Bonds and the Series 1981 Bonds presently outstanding is $56,300,000. On that basis, the Issuer agrees to provide the moneys for such refunding by the issuance of the Series 1989 Bonds as set forth in the Indenture.

     (d) The Issuer represents that it has not pledged and covenants that it will not pledge the amounts derived from this Agreement other than to secure the Bonds.

     Section 2.2. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY. The Company represents, covenants and warrants as follows:

     (a) The Company is a corporation duly incorporated and in good standing in the State of Delaware and is duly qualified to transact business and is in good standing in the State, is not in violation of any provision of its Certificate of Incorporation or its Bylaws, has the corporate authority to enter into this Agreement and has duly authorized the execution and delivery of this Agreement by proper corporate action.

     (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement conflicts, or will conflict, with

                                       8.

or results, or will result, in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes, or will constitute, a default under any of the foregoing, or results, or will result, in the creation or imposition of any Lien, charge or encumbrance whatsoever upon any of the Property or assets of the Company under the terms of any instrument or agreement to which the Company is a party or by which it is bound.

     (c) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company that could have a material adverse affect on the corporate authority of the Company to execute this Agreement or the ability of the Company to make the payments required hereunder or to otherwise comply with the Company's obligations contained herein.

     (d) The proceeds from the sale of the Series 1989 Bonds (except for accrued interest, if any, received from the sale of the Series 1989 Bonds which will be deposited in the Bond Fund created under the Indenture) will be used only to refund the Series 1978 Bonds and the Series 1981 Bonds, and will not be used to provide working capital for the Company or any Related Person.

     (e) At least ninety percent (90%) of the "proceeds" of each of the Series 1978 Bonds and the Series 1981 Bonds was applied to pay or to refinance qualified costs of "air or water pollution control facilities" within the meaning of Section 103(b)(4)(F) of the Internal Revenue Code of 1954, as amended, and such facilities continue to qualify as "air or water pollution control facilities" within the meaning of Section 103(b)(4)(F) of the Internal Revenue Code of 1954, as amended.

     (f) The "average reasonably expected economic life", within the meaning of
Section 147(b) of the Code, of the facilities financed (or refinanced) with the proceeds of the Series 1978 Bonds and the Series 1981 Bonds is at least twenty-five (25) years.

                              [End of Article II]








                                       9.

                                  ARTICLE III

                 ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

     Section 3.1. AGREEMENT TO ISSUE SERIES 1989 BONDS; APPLICATION OF BOND PROCEEDS. In order to provide funds for the refunding of the Series 1978 Bonds and the Series 1981 Bonds, the Issuer, concurrently with the execution of this Agreement, will issue, sell and deliver to the initial purchasers thereof the Series 1989 Bonds and deposit the proceeds thereof with the Trustee. The Trustee has covenanted in the Indenture to immediately apply the proceeds as follows:

          (1) a sum equal to the accrued interest, if any, paid with respect to the Series 1989 Bonds shall be deposited in the Bond Fund; and

          (2) the balance of the proceeds received from such sale of the Series 1989 Bonds shall be deposited in the Loan Fund.

          Section 3.2. DISBURSEMENTS FROM THE LOAN FUND. (a) Pursuant to Section
4.04 of the Indenture, moneys in the Loan Fund shall be immediately disbursed by the Trustee, on behalf of the Company, as follows:

          (i) to sell to Mellon Bank, N.A., as trustee of the Series 1978 Refunding Trust Fund, cash in the Loan Fund in the sum of $14,300,000 in exchange for cash in the Series 1978 Refunding Trust Fund in the same amount; and

          (ii) to sell to Pittsburgh National Bank, as trustee of the Series 1981 Refunding Trust Fund, cash in the Loan Fund in the sum of $42,000,000 in exchange for cash in the Series 1981 Refunding Trust Fund in the same amount.

     (b) Cash received from the Series 1978 Refunding Trust Fund and the Series 1981 Refunding Trust Fund pursuant to subsection (a) hereof (which represent moneys of the Company theretofore deposited in such Refunding Trust Funds) shall belong to and be the sole property of the Company and may be used for any of its corporate purposes.

     (c) Cash in the Series 1978 Refunding Trust Fund and in the Series 1981 Refunding Trust Fund shall be applied and expended solely for the purpose of refunding the Series 1978 Bonds and the Series 1981 Bonds, respectively, and as otherwise provided in the Series 1978 Escrow Deposit Agreement and the Series 1981 Escrow Deposit Agreement, as the case may be.

                                      10.

     Section 3.3. INVESTMENT OF MONEYS IN THE BOND FUND AND LOAN FUND. (a) Any moneys held as a part of the Bond Fund, the Loan Fund or any other fund shall be invested or reinvested by the Trustee, to the extent permitted by law, as directed by an Authorized Representative of the Company, in Authorized Investments.

     (b) The Trustee may make any and all such Authorized Investments through its own bond department or the bond department of any bank or trust company under common control with the Trustee. All such Authorized Investments shall at all times be a part of the fund from which the moneys used to acquire such Authorized Investments shall have come, and all income and profits on such Authorized Investments shall be credited to, and losses thereon shall be charged against, such funds. Such Authorized Investments shall be made so as to mature or be subject to redemption at the option of the holder thereof on or prior to the date or dates that the Company anticipates that moneys therefrom will be required.

     Section 3.4. ISSUANCE OF ADDITIONAL BONDS. At the request of an Authorized Representative of the Company, the Issuer shall, to the extent permitted by law, authorize the issuance of Additional Bonds upon the terms and conditions provided herein and in Section 2.14 of the Indenture. Additional Bonds may be issued to provide funds to pay (i) the costs of refunding any Outstanding Bonds and (ii) the costs of the issuance and sale of the Additional Bonds and capitalized interest and other costs reasonably related to the financing, PROVIDED THAT (1) such Additional Bonds shall be authorized by the Act or other successor or comparable legislation of the State; (2) in the unqualified opinion of Bond Counsel, satisfactory to the Trustee, interest on such Additional Bonds will be excludable from the gross income of the holders thereof for federal income tax purposes and such Additional Bonds and income therefrom will be exempt from taxation by the State except inheritance, estate and transfer taxes;
(3) the terms of such Additional Bonds, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Company; (4) the Issuer is not in Default under the Indenture and the Company is not in Default under this Agreement; (5) the issuance of Additional Bonds will not constitute a Default under this Agreement or cause any violation of the covenants or representations of the Company in this Agreement; (6) this Agreement is amended (to the extent required) to provide for such increase in the loan payments to be made by the Company to the Issuer as shall be necessary to pay the principal of, premium, if any, and interest on the Additional Bonds and for

                                      11.

the extension of the term of this Agreement if the maturity of any of the Additional Bonds would otherwise occur after the expiration of the term of this Agreement; and (7) the Issuer shall have otherwise complied with the provisions of Section 2.14 of the Indenture with respect to the issuance of such Additional Bonds.

                              [End of Article III]




                                      12.

                                   ARTICLE IV

                          LOAN OF PROCEEDS TO COMPANY;
                                LOAN PROVISIONS

     Section 4.1. LOAN OF PROCEEDS. The Issuer agrees, upon the terms and conditions contained in this Agreement, to lend to the Company the Net Proceeds received by the Issuer from the sale of the Bonds. Except as provided in Section 3.1(1) hereof, such Net Proceeds shall be disbursed on behalf of the Company as provided in Section 3.2 hereof.

     Section 4.2. REPAYMENT OF LOAN; PAYMENT OF OTHER COSTS AND EXPENSES; PURCHASE OF BONDS. (a) The Company shall repay the loan made by the Issuer pursuant to this Agreement as follows: on or before each Bond Payment Date, the Company shall pay to the Trustee at its Principal Corporate Trust Office on behalf of the Issuer and for deposit in the Bond Fund, an amount equal to the Debt Service Payment becoming due and payable on such Bond Payment Date.

     (b) The Company shall also pay the reasonable expenses of the Issuer related to the issuance of the Bonds and the refunding of the Series 1978 Bonds and Series 1981 Bonds and otherwise incurred upon the written request of an Authorized Representative of the Issuer.

     (c) The Company shall also pay to the Issuer the reasonable fees and expenses of the trustees under each of the Series 1978 Escrow Deposit Agreement and the Series 1981 Escrow Deposit Agreement that are payable by the Issuer to each trustee pursuant to Section 10 of the applicable escrow deposit agreement, provided, that, with the agreement of the Issuer, the Company may pay such fees and expenses directly to such trustees.

     (d) The Company shall also pay the reasonable fees and expenses of the Trustee and any additional Paying Agents under the Indenture, such reasonable fees and expenses to be paid directly to the Trustee or any additional Paying Agents for the Trustee's or any such Paying Agents' own account as and when such fees and expenses become due and payable, and any reasonable expenses in connection with any redemption of the Bonds.

     (e) In the event the Company fails to make any of the payments required in
Section 4.2(a), the installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and, to the extent permitted by law, the Company agrees to pay the same with interest thereon from the due date thereof to the date of payment.

                                      13.

     (f) The Company (i) shall on or before the 21st day following a Qualifying Downgrade (as defined in the Indenture) request the Trustee to give the notice specified in Section 3.04(b) of the Indenture and (ii) shall purchase all Series 1989 Bonds tendered to it (or to an agent designated by the Company for such purpose) pursuant to Section 3.04 of the Indenture for a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of purchase, and otherwise in accordance with the provisions of Section 3.04 of the Indenture. No Series 1989 Bonds purchased by the Company pursuant to this subsection (f) may be remarketed by it (or by an agent designated by the Company for such purpose) unless on or prior to the date of the remarketing the Trustee shall have received (x) an opinion of Bond Counsel that the remarketing will not adversely affect the exclusion from gross income of the interest payable on the Bonds for Federal income tax purposes or the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom and (y) an official statement of the Issuer with respect to the Series 1989 Bonds that are being remarketed.

     (g) Section 9 of the Series 1978 Escrow Deposit Agreement and Section 9 of the Series 1981 Escrow Deposit Agreement each provides that, in the event holders of Series 1978 Bonds or Series 1981 Bonds, as the case may be, fail to present their Bonds or coupons for payment within three (3) years after the date set for redemption of such Bonds, moneys deposited by the Company for the payment thereof shall be transferred to the Company. In the event that any holder of a Series 1978 Bond or a coupon appertaining thereto or any holder of a Series 1981 Bond or a coupon appertaining thereto presents such Bond or coupon to the Company for payment within four (4) years after the Company has received such moneys from the respective trustee, as described above, the Company hereby agrees to pay to such holder the Redemption Price (as defined in the related Escrow Deposit Agreement) of such Bond, together with interest thereon to the redemption date.

     (h) Section 4.08 of the Indenture provides that moneys or Government Obligations deposited with and held by the Trustee not applied to the payment of Bonds or interest thereon within two (2) years after the date such Bonds shall have become due shall be repaid to the Company. In the event that any holder of a Bond presents such Bond to the Company within 5 years after the Company has received such money from the Trustee, as described above, the Company hereby agrees to pay to such holder the amount payable on the Bond in accordance with the applicable provisions of the Indenture.

                                      14.

     Section 4.3. OBLIGATIONS OF COMPANY HEREUNDER UNCONDITIONAL. The obligations of the Company to make the payments required in Section 4.2(a) shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2(a) hereof and (ii) except as provided in Article VIII hereof, will not terminate this Agreement for any reason.

     Section 4.4. ASSIGNMENT TO THE TRUSTEE. The Company hereby acknowledges that pursuant to the Indenture, the Issuer shall assign to the Trustee in order to secure payment of the Bonds all of the Issuer's right, title and interest in this Agreement (except the Issuer's rights under Sections 4.2(b) and (c), 6.2 and 7.4 hereof), and all amounts payable hereunder (except payment to Sections 4.2(b) and (c), 6.2 and 7.4 hereof). The Company expressly consents to such assignment.

                              [End of Article IV]























                                      15.

                                   ARTICLE V

                               SPECIAL COVENANTS

     Section 5.1. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS. The Issuer and the Company agree that each will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto or amendments hereof and such further instruments as may reasonably be required to correct defects or omissions herein or to carry out the expressed intention of this Agreement.

     Section 5.2. AUTHORIZED REPRESENTATIVES. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Authorized Representative of the Issuer and for the Company by an Authorized Representative of the Company. Each party hereto is authorized to act on any such approval or request.

     Section 5.3. CERTAIN TAX REPRESENTATIONS AND COVENANTS OF THE ISSUER AND THE COMPANY. (a) The Issuer and the Company each represents and warrants that it has not taken any action that could have caused interest on the Prior Bonds to be includable in the gross income of the owners thereof for Federal income tax purposes.

     (b) The Issuer and the Company each represents, and warrants that it has taken all action and has done all things and covenants that it will take all action and will do all things, required to assure that (i) interest on the Bonds is and will continue to be not includable in the gross income of the owners thereof for Federal income tax purposes and (ii) the Bonds and the income therefrom are and will continue to be exempt from taxation by the State except inheritance, estate and transfer taxes.

     (c) Notwithstanding any other provision of this Agreement, as long as any Bonds shall be Outstanding, (i) neither the Issuer nor the Company shall use, or permit the use of, any Bond Proceeds or any other moneys within their respective control (including, without limitation, the proceeds of any insurance or any Condemnation award with respect to the Project) which, if such use had been reasonably expected on the date of issue of such Bonds, would cause the Bonds to be "arbitrage bonds" within the meaning of such quoted term in Section 148 of the Code, (ii) neither the Issuer nor the Company will use any Bond Proceeds or any other moneys within their

                                      16.

respective control in a manner that will result in a violation of Section 148 of the Code, and (iii) the Company will make any necessary rebate payments to the United States in order to comply with Section 148(f) of the Code.

     Section 5.4. FINANCIAL REPORTS. As long as any of the Bonds are Outstanding, the Company shall furnish or cause to be furnished to the Trustee and to any Bondholder who shall have requested the same in writing copies of all such annual or periodic statements or reports as the Company shall send to its shareholders.

     SECTION 5.5. LIMITATIONS ON LIENS. (a) The Company will not, and will not permit any Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (referred to in this Section 5.5 as "restricted debt") secured by a mortgage, pledge, security interest or other lien or encumbrance (all referred to in this Section 5.5 as a "restricted mortgage" or "restricted mortgages") of or upon any Principal Property of the Company or any Subsidiary or upon any shares of Capital Stock or debt of any Subsidiary which owns a Principal Property, whether owned at the date of this Agreement or hereafter acquired, without making effective provision whereby the Bonds (together with, if the Company shall so determine, any other debt of the Company ranking equally with the Bonds and then existing or thereafter created) shall be secured by such restricted mortgage equally and ratably with such restricted debt, so long as such restricted debt shall be so secured; PROVIDED, HOWEVER, that the foregoing restrictions shall not be applicable to

          (i) mortgages on property of, or on any shares of Capital Stock of or debt of, any corporation existing at the time such corporation becomes a Subsidiary or at the time such corporation is merged into the Company or a Subsidiary;

          (ii) mortgages in favor of the Company or any Subsidiary;

          (iii) mortgages in favor of any governmental body to secure progress or advance payments pursuant to any contract or provision of any statute;

          (iv) mortgages securing industrial revenue or pollution control bonds;

          (v) mortgages on the Foster Wheeler Steam generating facility, provided that the aggregate debt secured thereby does not exceed $30 million; or

                                      17.

          (vi) any extension, renewal or replacement (or successive extensions, renewals, or replacements) of any mortgage referred to in clauses (i) to
     (v), inclusive, above; PROVIDED, HOWEVER, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or part of the same property which secured the mortgage so extended, renewed or replaced.

     (b) Notwithstanding the foregoing provisions of this Section 5.5, the Company may, and may permit any Subsidiary to, issue, assume or guarantee restricted debt secured by a restricted mortgage not excepted by clauses (i) through (vi) of paragraph (a) above without equally and ratably securing the Bonds; PROVIDED, HOWEVER, that the aggregate principal amount of all such restricted debt then outstanding, plus the aggregate principal amount of the restricted debt then being issued, assumed or guaranteed, and the aggregate amount of the Attributable Debt in respect of Sale and Leaseback Transactions (as defined in Section 5.6), shall not exceed 10% of Consolidated Net Tangible Assets.

     (c) As used in this Article V,

          "Attributable Debt" in respect of any Sale and Leaseback Transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); PROVIDED, HOWEVER, that there shall not be deemed to be any Attributable Debt in respect of a Sale and Leaseback Transaction if the Company or a Subsidiary would be entitled pursuant to the provisions of Section 5.5(a) to issue, assume or guarantee debt secured by a mortgage upon the property involved in such transaction without equally and ratably securing the Bonds. "Net rental payments" under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amount required to be paid by such lessee (whether or not designated as rent or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

                                      18.

     "Consolidated Net Tangible Assets" means, as of any particular time, the total assets of the Company and its consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company after deducting therefrom:

          (1) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness;

          (2) deferred income taxes and deferred pension liabilities to the extent the related intangible asset, if any, is not otherwise deducted in calculating Consolidated Net Tangible Assets;

          (3) all reserves, including, without limitation, reserves for liabilities, fixed or contingent, depreciation, amortization, obsolescence, depletion, insurance and inventory valuation (but excluding contingency reserves not allocated for any particular purpose) carried by such corporation or other person and not deducted in computing such total assets;

          (4) any prepaid expenses, deferred charges or unamortized debt discount and expense;

          (5) minority interests in Subsidiaries, if any;

          (6) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1988 (other than a write-up of any assets constituting part of the assets and business of another corporation made in connection with the acquisition, direct or indirect, of the assets and business of such other corporation);

          (7) the amount, if any, at which any stock of the Company appears upon the asset side of such balance sheet; and

          (8) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in such consolidated balance sheet;

                                      19.

plus an amount equal to the Attributable Debt in respect of any Sale and Leaseback Transaction not capitalized on such balance sheet.

          "Principal Property" means any mill or manufacturing plant or other facility and related real property devoted to the production and finishing of steel products, research and development, storage or administration owned at the date hereof or hereafter acquired by the Company or any Subsidiary which is located within the continental United States other than
     (1) any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (2) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     SECTION 5.6. LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any Principal Property, whether owned at the date of this Agreement or hereafter acquired (except for temporary leases for a term of not more than three years, except for leases between or among the Company and any Subsidiary or between Subsidiaries and except for any sale and leaseback transactions (the Attributable Debt in respect of which does not exceed $30 million) entered into with respect to the Foster Wheeler steam generating facility), which property has been or is to be sold or transferred by the Company or such Subsidiary to such person with the intention of taking back a lease of such property (herein referred to as a "Sale and Leaseback Transaction") unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property and unless the Company or such Subsidiary would, at the time of entering into such arrangement, be entitled without equally and ratably securing the Bonds, to issue, assume or guarantee debt secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction pursuant to the provisions of Section 5.5.

     Section 5.7. WHEN COMPANY MAY MERGE, ETC. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

          (1) the Person is a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia;


                                      20.

          (2) the Person assumes all the obligations of the Company hereunder;

          (3) immediately after the transaction no Event of Default exists or will exist; and

          (4) the Trustee shall have received an opinion of Bond Counsel, satisfactory to the Trustee, that such consolidation, merger, conveyances transfer or lease will not adversely affect (i) the exclusion from gross income of the interest payable on the Bonds for Federal income tax purposes or (ii) the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom.

     (b) The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of, premium, if any, and interest on the Bonds.

                               [End of Article V]





                                      21.

                                   ARTICLE VI

                   ASSIGNMENT, INDEMNIFICATION AND REDEMPTION

     Section 6.1. ASSIGNMENT OF AGREEMENT. This Agreement may be assigned by the Company without the necessity of obtaining the consent of either the Issuer or the Trustee, subject, however, to each of the following conditions:

     (a) No assignment shall relieve the Company from primary liability for any obligation hereunder and, in the event of any such assignment, the Company shall continue to remain primarily liable for the payment of the amounts specified herein, including without limitation in Section 4.2 hereof, and for the performance and observance of the other agreements herein required to be performed and observed by the Company to the same extent as though no assignment had been made.

     (b) The assignee shall assume the obligations of the Company hereunder to the extent of the interest assigned.

     (c) The Company shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of any assignment.

     (d) The Issuer shall have received an unqualified opinion of Bond Counsel that the assignment will not adversely affect (i) the exclusion of the interest payable on the Bonds from the gross income of the owners thereof for Federal income tax purposes, or (ii) the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom.

     Section 6.2. RELEASE AND INDEMNIFICATION. (a) The Company shall and hereby agrees to indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any Person arising from any breach or default on the part of the Company in the performance of any of its obligations under this Agreement. In connection with any action or proceeding arising out of any such claim, upon notice from the Issuer or the Trustee, the Company shall pay their defense costs or the defense cost of either of them.

     (b) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings required of the Issuer hereunder, the issuance of the Bonds, the execution of the Indenture or the performance of any act requested of the Issuer by the Company, including all

                                      22.

claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Issuer harmless against all claims by or on behalf of any Person arising out of the same and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Company shall pay the reasonable defense costs of the Issuer in any such action or proceeding.

     (c) For purposes of this Section 6.2, the term "Issuer" shall mean the Issuer and any of its members, officers, employees, agents or representatives.

     Section 6.3. REDEMPTION OF BONDS. The Company shall have and is hereby granted the option to prepay from time to time the amounts payable under this Agreement in sums sufficient to redeem or to pay or cause to be paid all or part of the Bonds in accordance with the provisions of the Indenture. Upon the agreement of the Company to deposit moneys in the Bond Fund in an amount sufficient to redeem Bonds subject to redemption, the Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be specified by the Company, on the date established for such redemption.

                              [End of Article VI]


















                                      23.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. EVENTS OF DEFAULT DEFINED. (a) The following shall be "Events of Default" under this Agreement and the terms "Event of Default" and "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

          (i) Failure by the Company to pay the amounts required to be paid under Section 4.2(a) or Section 4.2(f) hereof at the time specified therein.

          (ii) Failure by the Company to comply with any of its other agreements herein and such default continues for sixty (60) days after notice from the Issuer, the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds.

          (iii) An event of default, as defined in any indenture or instrument evidencing or under which the Company or any Subsidiary has at the date of this Agreement or shall hereafter have outstanding at least $25,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Bonds at the time outstanding; PROVIDED that if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Subsidiary or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Bondholders.

          (iv) The Company pursuant to or within the meaning of any Bankruptcy
     Law:

               (A) commences a voluntary case; or

               (B) consents to the entry of an order for relief against it in an involuntary case; or


                                      24.

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

               (D) makes a general assignment for the benefit of its creditors;
          or

          (v) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company in an involuntary
               case; or

                    (B) appoints a Custodian of the Company for all or
               substantially all of its property; or

                    (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days.

     (b) The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Section 7.2. REMEDIES ON DEFAULT. Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, the Trustee or the Issuer with the written consent of the Trustee may take one or any combination of the following remedial steps:

     (a) By written notice to the Company, declare an amount equal to all amounts then due and payable on the Bonds, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable, whereupon the same shall become immediately due and payable;

     (b) Take whatever action at law or in eguity that may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any covenant, agreement or undertaking of the Company under this Agreement. Any amounts collected pursuant to action taken under this Section 7.2 shall be deposited in the Bond Fund and applied in accordance with the provisions of the Indenture.

     Section 7.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now

                                      25.

or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. The rights and remedies given the Issuer hereunder (other than the right to exercise remedies to collect amounts payable under Sections 4.2(b) and (c), 6.2 and 7.4 hereof) have been assigned by the Issuer to the Trustee pursuant to the Indenture, and the Trustee and the Bondholders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

     Section 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should Default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fee of such attorneys and such other expenses so incurred by the Issuer.

     Section 7.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                              [End of Article VII]















                                      26.

                                  ARTICLE VIII

                               PREPAYMENT OF LOAN

     Section 8.1. OPTIONS TO TERMINATE AT ANY TIME. (a) The Company may terminate this Agreement and prepay its obligations under Section 4.2(a) hereof at any time prior to the full payment of the Bonds (i) by paying to the Trustee
(1) an amount which, when added to the amount on deposit in the Bond Fund, will be sufficient to redeem all the Outstanding Bonds in accordance with Section 3.01(b) of the Indenture and (2) the expenses of redemption and the Trustee's and any additional Paying Agents' fees and expenses and (ii) by giving the Issuer notice in writing of such termination, upon the occurrence of one or more of the following events:

                    (i) the Project shall have been damaged or destroyed to such extent that (1) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project cannot be reasonably restored within a period of 6 months from the date of such damage or destruction, or (2) the Company is thereby prevented or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to be prevented from carrying on its normal operation of the Project for a period of 6 months from the date of such damage or destruction; or

                    (ii) title to, or the temporary use of all or substantially all, of the Project shall have been condemned by a competent authority which condemnation results or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to result in the Company being thereby prevented from carrying on its normal operation of the Project for a period of 6 months; or

                    (iii) as a result of changes in the Constitution of the
               United States of America or of the State or of legislative or executive action of any political subdivision thereof or of the United States of America or by final decree or judgment of any court, after the contest thereof by the Company, (1) this Agreement becomes void or unenforceable or (2) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, (A) this Agreement becomes impossible of performance in accordance with the intent and purposes of the parties as expressed herein or (B) unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Project; or

                                      27.

                    (iv) a change shall have occurred in the economic
               availability of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project for the purposes for which the Project was originally constructed, or such technological or other changes shall have occurred that, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project is rendered uneconomic, impractical or unfeasible for the purposes for which it was originally constructed.

     (b) The Company also may terminate this Agreement and prepay its obligations under Section 4.2(a) hereof at any time prior to full payment of the Bonds (i) by paying to the Trustee (1) an amount which, when added to the amount on deposit in the Bond Fund, will be sufficient to pay, retire and redeem all of the Outstanding Bonds in accordance with the provisions of Section 6.02 of the Indenture and (2) the expenses of redemption and the Trustee's and any additional Paying Agents' fees and expenses, and, in case of redemption, by making arrangements satisfactory to the Trustee for the giving of the required notice of redemption and (ii) by giving the Issuer notice in writing of such termination.

     Section 8.2. RELATIVE POSITION OF OPTIONS AND THE INDENTURE. The options granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in Default hereunder.

                             [End of Article VIII]




                                      28.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1. TERM OF AGREEMENT. This Agreement shall remain in full force and effect from the date hereof until such time as all of the Bonds and the fees and expenses of the Issuer, the Trustee and any additional Paying Agents shall have been fully paid or provision has been made for such payments in accordance with the Indenture and satisfactory to the Issuer, the Trustee and any additional Paying Agents. The obligations of the Company pursuant to Sections 4.2(g) and (h), 5.3(c)(iii) and 6.2 shall survive termination of this Agreement.

     Section 9.2. NOTICES. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered mail, postage prepaid, addressed as follows: IF TO THE ISSUER, City of Weirton, West Virginia 26062, Attention: Mayor; IF TO THE COMPANY, Weirton Steel Corporation, 400 Three Springs Drive, Weirton, West Virginia 26062, Attention: President; and IF TO THE TRUSTEE, Pittsburgh National Bank, One Oliver Plaza, 23rd Floor, Pittsburgh, Pennsylvania 15265, Attention:
Manager, Corporate Trust Department. A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 9.3. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Trustee, the Bondholders and their respective successors and assigns.

     Section 9.4. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 9.5. AMOUNTS REMAINING IN BOND FUND OR LOAN FUND. It is agreed by the parties hereto that any amounts remaining in the Bond Fund or the Loan Fund upon expiration or earlier termination of this Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with Article VI of the Indenture) and the fees and expenses of the Trustee and any additional Paying Agents in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee as the return of an overpayment of the amounts payable hereunder.

                                      29.

     Section 9.6. AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with Article VI of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, in accordance with the provisions of the Indenture. Notwithstanding anything contained herein or in the Indenture to the contrary, subsequent to the issuance of Bonds and prior to their payment in full, no amendment, change or modification of this Agreement shall become effective unless and until the Trustee shall have received an unqualified opinion of Bond Counsel, satisfactory to the Trustee, that such amendment, change or modification will not adversely affect the exclusion from gross income of the interest payable on the Bonds for Federal income tax purposes or the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income thereon.

     Section 9.7. EXECUTION IN COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 9.8. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State.

     Section 9.9. CAPTIONS. The captions and headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

     IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials, and the Company has caused this Agreement

                                      30.

to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officers, all of the above occurred as of the date first above written.

[SEAL]                          CITY OF WEIRTON, WEST VIRGINIA
Attest:                         By /s/ Edwin J Bowman
                                   -------------------------------
                                   Mayor
By /s/ ILLEGIBLE
  -------------------------
    City Clerk

[SEAL]                          WEIRTON STEEL CORPORATION
Attest:                         By /s/ ILLEGIBLE
                                   -------------------------------
                                   Vice President, Chief Financial
                                   Officer and Treasurer

By /s/ ILLEGIBLE
  ------------------------
      Secretary

                                      31.